UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 14, 2017 (December 12, 2017)
Date of Report (Date of earliest event reported)

0-16211
(Commission File Number)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	39-1434669
(State of Incorporation)	(IRS Employer Identification No.)

221 West Philadelphia Street,
York, Pennsylvania	17401-2991
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(717) 845-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 12, 2017, DENTSPLY SIRONA Inc. (the “Company”) appointed Nicholas W. Alexos, Executive Vice President and Chief Financial Officer, as principal accounting officer for purposes of the Company’s filings with the Securities and Exchange Commission in addition to his current role. Mr. Alexos, age 54, will oversee the Company’s accounting matters.

Since November 10, 2017, Mr. Alexos has served as the Executive Vice President and Chief Financial Officer of the Company. Prior to assuming the role of Executive Vice President and Chief Financial Officer for the Company, from January 1993 to October 2017, Mr. Alexos served as Managing Director of Madison Dearborn Partners LLC, a Chicago-based private equity firm which he co-founded, where he was responsible for investment activities in healthcare and general management of the firm. Mr. Alexos is a certified public accountant and he received his B.B.A. from Loyola University and an M.B.A. from The University of Chicago Booth School of Business.

Mr. Alexos has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become an officer of the Company. Mr. Alexos is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY SIRONA Inc.

By:     /s/ Keith J. Ebling
Keith J. Ebling,
Executive Vice President, Secretary and
General Counsel

Date: December 14, 2017